EXHIBIT 5.1

                                  EXHIBIT 23.2

                    Consent/Opinion of Michael Littman, Esq.




                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                             Arvada, Colorado 80002
                                 (303) 422-8127
                               (303) 431-1567 fax

                                 August 26, 2003


REVA, Inc.
127 West Davis Street
Culpeper, Virginia  22701

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable under the REVA, Inc. 2003 Stock Compensation Plan (the "Plan") referred to therein. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

     It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

     I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Sincerely,

                                        /s/ Michael Littman
                                        ----------------------------
                                        Michael Littman, Esq.